-------------------------------------------------------------------------------


                            NATIONAL FUEL GAS COMPANY

                                       TO
                              THE BANK OF NEW YORK
                         (formerly Irving Trust Company)
                                     TRUSTEE







                        FIFTEENTH SUPPLEMENTAL INDENTURE

                          Dated as of September 1, 1996

                                       TO

                                    INDENTURE

                          Dated as of October 15, 1974







                        A Series of Debentures designated
                           MEDIUM-TERM NOTES, SERIES D
               due from nine months to 40 years from date of issue


-------------------------------------------------------------------------------

FIFTEENTH SUPPLEMENTAL INDENTURE dated as of September 1, 1996, made and entered into by and between NATIONAL FUEL GAS COMPANY, a corporation of the State of New Jersey, with its Post Office address at 10 Lafayette Square, Buffalo, New York 14203 (hereinafter sometimes called the Company), party of the first part, and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose Post Office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Trustee), party of the second part, as Trustee under the Indenture dated as of October 15, 1974 executed and delivered by the Company:

              WHEREAS the aforesaid Indenture dated as of October 15, 1974 (herein with all indentures supplemental thereto called the Indenture) provides for the issuance of fully registered debentures in one or more series (hereinafter called the Debentures), unlimited in aggregate principal amount; and

              WHEREAS the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purpose of setting forth the terms and provisions of each series of Debentures from time to time issued; and

              WHEREAS the Company has determined to create the thirteenth series of Debentures, and all things necessary to make this Fifteenth Supplemental Indenture a valid, binding and legal instrument supplemental to the Indenture have been performed and the issuance of said thirteenth series of Debentures, subject to the terms of the Indenture, has been in all respects duly authorized;

              NOW, THEREFORE, THIS INDENTURE WITNESSETH: that in order to set forth the terms and provisions of said thirteenth series of Debentures and in consideration of the premises and of the purchase and acceptance of said Debentures by the Holders thereof, and in consideration of the sum of One Dollar by the Trustee to the Company paid, receipt whereof is hereby acknowledged, the Company hereby agrees and provides, for the equal and proportionate benefit of the respective holders from time to time of the Debentures, as follows:

                                   ARTICLE ONE

                         THIRTEENTH SERIES OF DEBENTURES

              SECTION 1. There shall be a series of Debentures designated "Medium-Term Notes, Series D" (herein sometimes referred to as the 'Thirteenth Series"), due from nine months to 40 years from the date of issue, limited to an aggregate principal amount of Five Hundred Million Dollars ($500,000,000) except as otherwise provided in the Indenture.

              The form of the Debentures of the Thirteenth Series, which shall be established by Resolution of the Board of Directors, shall contain suitable provisions with respect to the matters hereinafter specified.

              SECTION 2. Each Debenture of the Thirteenth Series shall mature on such date not less than nine months nor more than 40 years from the date of issue; shall bear interest at such rate or rates (which may be either fixed or variable), payable semi-annually on the first day of such months in each year (each an interest payment date) and at maturity and shall have such other terms and provisions not inconsistent with the Indenture as the Board of Directors may determine in accordance with a Resolution filed with the Trustee referring to this Fifteenth Supplemental Indenture; and the principal of, and the premium, if any, and the interest on, each said Debenture shall be paid at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts; provided, that, at the option of the Company, interest may be payable by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture register or by a federal wire transfer to such person in accordance with written instructions received by the Company from such person. Debentures of the Thirteenth Series of a designated interest rate, interest payment dates and maturity authenticated for original issue shall be dated the date of authentication and shall bear interest from the Original Interest Accrual Date hereinafter specified.

              Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the Debentures, all Debentures of the Thirteenth Series authenticated by the Trustee after the Record Date hereinafter specified for any interest payment date and prior to such interest payment date (unless the Issue Date is after such Record Date) shall be dated the date of authentication but shall bear interest from such interest payment date, subject to the provisos and exceptions of Section 2.02 of the Indenture, and the person in whose name any Debenture is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Debenture upon any transfer or exchange thereof subsequent to such Record Date and on or prior to such interest payment date, subject to the provisos and exceptions of Section 2.02 and all as provided in Section 2.02, provided that interest payable on the maturity date will be payable to the person to whom the principal of the Debenture shall be payable. If the Issue Date of the Debentures of the Thirteenth Series of a designated interest rate, interest payment dates and maturity is after such Record Date and prior to the next succeeding interest payment date, such Debentures shall bear interest from the Original Interest Accrual Date but payment of interest shall commence on the second interest payment date succeeding the Issue Date. Ile Record Date for the interest payable on an interest payment date on the Debentures of the Thirteenth Series is the fifteenth day of the month next preceding such interest payment date.

"Original Interest Accrual Date" with respect to Debentures of the Thirteenth Series of a designated interest rate, interest payment dates and maturity shall mean the date of the first authentication of Debentures of such designated interest rate, interest payment dates and maturity unless the Board of Directors shall deter-mine another date from which interest shall accrue in accordance with a Resolution filed with the Trustee referring to this Fifteenth Supplemental Indenture, then such other date for Debentures of such designated interest rate, interest payment dates and maturity. "Issue Date" with respect to Debentures of the Thirteenth Series of a designated interest rate, interest payment dates and maturity shall mean the date of the first authentication of Debentures of such designated interest rate, interest payment dates and maturity.

              SECTION 3. Each Debenture of the Thirteenth Series may be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, as the Board of Directors may determine in accordance with a Resolution filed with the Trustee referring to this Fifteenth Supplemental Indenture.

              Redemption of any Debentures of the Thirteenth Series shall be made in accordance with the provisions of Sections 5.02, 5.03 and 5.04 of the Indenture.

                                   ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

              SECTION 4. The holders of Debentures of the Thirteenth Series consent that the Company may, but shall not be -obligated to, fix a record date for the purpose of determining the holders of Debentures of the Thirteenth Series entitled to consent to any amendment, supplement or waiver to or under the Indenture. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

              SECTION 5. The recitals of fact contained in this Fifteenth Supplemental Indenture and in the Debentures of the Thirteenth Series (other than the certificate of authentication) shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity of this Fifteenth Supplemental Indenture or of the Debentures of the Thirteenth Series.

              SECTION 6. The titles of the several Articles of this Fifteenth Supplemental Indenture shall not be deemed to be any part hereof.

              SECTION 7. This Fifteenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

              IN WITNESS WHEREOF, said NATIONAL FUEL GAS COMPANY has caused this instrument to be executed in its corporate name by its Chairman of the Board, President or a Vice President, and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said THE BANK OF NEW YORK (formerly Irving Trust Company) has caused this instrument to be executed in its corporate name by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be hereunto affixed and to be attested by one of its Assistant Treasurers, all as of September 1, 1996.

                                        NATIONAL FUEL GAS COMPANY

                                        BY /s/ P. C. Ackerman
                                          -------------------------------------


Attest:

/a/ A. M. Cellino
---------------------------------

                                        THE BANK OF NEW YORK

                                        BY /s/ Remo J. Reale
                                          -------------------------------------

Attest:

/s/ Byron Marino
---------------------------------

STATE OF NEW YORK  )
COUNTY OF ERIE     ) SS:


              On the 30th day of September, in the year 1996, before me personally came P. C. Ackerman, to me known, who, being by me duly sworn, did depose and say that he resides at 20 South Meadow Drive, Orchard Park, New York, 14127 ; that he is the Senior Vice President of NATIONAL FUEL GAS COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                        /s/ Curtis W. Lee
                                        ---------------------------------------
                                        Curtis W. Lee
                                        NOTARY PUBLIC, State of New York
                                        Qualified in Erie County
                                        Commission Expires March 30, 1997

STATE OF NEW YORK   )
COUNTY OF NEW YORK  ) SS:

              On the 30th day of September, in the year 1996, before me personally came Remo J. Reale, to me known, who, being by me duly sworn, did depose and say that he resides at I 1 1 Jackson Street, Garden City, NY 1 1530; that he is an Assistant Vice President of THE BANK OF NEW YORK (formerly Irving Trust Company), one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                        /s/ Susan Fields
                                        --------------------------------------
                                        Susan Fields
                                        NOTARY PUBLIC, State of New York
                                        (No. 31-4980055)
                                        Qualified in New York County
                                        Commission Expires April 8, 1997